WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Klein Retail Centers, Inc.

We consent to the inclusion in the Form S-11 Registration Statement to be filed on August 10, 2009, of our report dated March 2, 2009, relating to the consolidated balance sheets of Klein Retail Centers, Inc. and Subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity (deficit) and member's capital (deficit), and cash flows for the years then ended. We also consent to the reference to our firm under the caption "Experts".

Weinberg & Company PA

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
August 10, 2009

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717